UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2025
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HPS Corporate Capital Solutions Fund
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01715	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 1, 2025, HPS Corporate Capital Solutions Fund (the “Fund”) sold common shares of beneficial interest (the “Shares”). The purchase price per share and number of Shares issued was finalized on May 27, 2025. The purchase price per share was equal to $26.25. The following table details the Shares sold:

Date of Issuance	Common Shares Issued	Total Consideration (in millions)
May 1, 2025	1,957,324	$51.38
The sale of Shares was made pursuant to subscription agreements entered into by the Fund and its investors. The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable. The Fund relied upon representations from the shareholders in the subscription agreements that each shareholder was either (i) an accredited investor as defined in Regulation D under the Securities Act or (ii) not a “U.S. person” as defined in Regulation S under the Securities Act.

Item 7.01. Regulation FD Disclosure.

May 2025 Distributions
On May 28, 2025, the Fund declared regular distributions for its Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Common Shares	$0.1380	$0.0056	$0.1324
The regular distributions are payable to shareholders of record as of May 31, 2025 and will be paid on or about July 31, 2025.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share as of April 30, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of April 30, 2025
Common Shares	$26.25

As of April 30, 2025, the Fund’s aggregate NAV was $903.2 million, the fair value of its investment portfolio was $1,430.9 million and it had principal debt outstanding of $456.4 million, resulting in a debt-to-equity ratio of approximately 0.51 times.

Status of Offering

The following table lists the Shares and total consideration for the sales of Shares as of the date of this filing (through the May 1, 2025 subscription date). The Fund intends to continue selling Shares on a monthly basis.

	Common Shares Issued	Total Consideration (in millions)
Common Shares	35,861,600	$925.10

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Corporate Capital Solutions Fund

Date: May 28, 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer